As filed with the Securities and Exchange Commission on May 2, 2000
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                                IMPROVENET, INC.
             (Exact name of registrant as specified in its charter)

                               ------------------

             DELAWARE                                  77-0452868
     (State of Incorporation)              (I.R.S. Employer Identification No.)

                          720 BAYSHORE ROAD, SUITE 200
                       REDWOOD CITY, CALIFORNIA 94063-2469
                                 (650) 701-8000
                    (Address of principal executive offices)

                             1996 STOCK OPTION PLAN
                           1999 EQUITY INCENTIVE PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                                RONALD B. COOPER
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                          720 BAYSHORE ROAD, SUITE 200
                       REDWOOD CITY, CALIFORNIA 94063-2469
                                 (650) 701-8000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ------------------

                                   Copies to:

                                 MARK P. TANOURY
                               COOLEY GODWARD LLP
                               3000 SAND HILL ROAD
                              BUILDING 3, SUITE 230
                              MENLO PARK, CA 94025

                               ------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================

=================================================================================================================================
                                                      PROPOSED MAXIMUM            PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE       AMOUNT TO BE         OFFERING PRICE PER       AGGREGATE OFFERING PRICE    AMOUNT OF REGISTRATION
        REGISTERED               REGISTERED              SHARE (1)                       (1)                       FEE
---------------------------------------------------------------------------------------------------------------------------------
                                                         $10.48
Stock Options and Common                        (See Notes to Calculation of
Stock (par value $.001)       3,222,886 shares       Registration Fee)               $16,302,431                 $4,304
=================================================================================================================================

================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price for shares subject to outstanding options granted pursuant to ImproveNet, Inc.'s
         (i) Amended and Restated 1996 Stock Option Plan and (ii) 1999 Equity Incentive Plan and (b) the average of the high and low prices of Registrant's Common Stock on April 27, 2000 as reported on the Nasdaq National Market.

The chart below details the calculations of the registration fee:


----------------------------------------------------------------------------------------------------------------------
                                                                         OFFERING PRICE         AGGREGATE OFFERING
              SECURITIES                       NUMBER OF SHARES             PER SHARE                  PRICE
----------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to
outstanding options under the 1996
Stock Option Plan                                           1,536,843                $ 3.28             $5,040,845.00

----------------------------------------------------------------------------------------------------------------------
Shares reserved for future issuance
pursuant to the 1996 Stock Option Plan                         91,043                $ 4.44               $404,231.00

----------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to
outstanding options under the 1999
Equity Incentive Plan                                         658,370               $ 10.48             $6,899,718.00

----------------------------------------------------------------------------------------------------------------------
Shares reserved for future issuance
pursuant to the 1999 Equity Incentive
Plan                                                          636,630                $ 4.44             $2,826,637.00

----------------------------------------------------------------------------------------------------------------------
Shares reserved for future issuance
pursuant to the 1999 Employee Purchase
Plan                                                          300,000                $ 3.77             $1,131,000.00

----------------------------------------------------------------------------------------------------------------------
Proposed Maximum Offering Price                                                                        $16,302,431.00

----------------------------------------------------------------------------------------------------------------------
Registration Fee                                                                                            $4,304.00

----------------------------------------------------------------------------------------------------------------------


                                       1.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by ImproveNet, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

         (a) The Company's registrant statements on Form S-1 under the Securities Act of 1933, as amended (the "Securities Act") (Nos. 333-92873 and 333-32618).

         (b) The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A filed March 10, 2000, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         The legality of the Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, Menlo Park, California. Investment partnerships comprised of members and senior associates of Cooley Godward beneficially own 24,600 shares of the Registrant's Common Stock.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law authorizes a corporation's board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended.

         As permitted by Delaware law, our Fourth Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to us or our stockholders; (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) under
Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or (4) for any transaction from which the director derived an improper personal benefit.

         As permitted by Delaware law, our Fourth Amended and Restated Certificate of Incorporation provides that (1) we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law, subject to certain very limited exceptions; (2) we are permitted to indemnify our other employees to the extent that we indemnify our officers and directors, unless otherwise required by law, our Restated Certificate of Incorporation, our bylaws or agreements; (3) we are required to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to certain very limited exceptions; and (4) the rights conferred in the Restated Certificate of Incorporation are not exclusive.

         Our Amended and Restated Bylaws provide that we shall indemnify our directors and executive officers and may indemnify our other offices and employees and other agents to the fullest extent permitted by law. We believe that indemnification under our Amended and Restated Bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our Amended and Restated Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Amended and Restated Bylaws would permit indemnification.

         We have entered into agreements to indemnify our directors and executive officers, in addition to indemnification provided for in our Amended and Restated Bylaws. These agreements, among other things, indemnify our directors and executive officers for certain expenses, including attorneys' fees, judgments, fines and


                                       2.

settlement amounts incurred by any such person in any action or proceeding, including any action by us arising out of such person's services as our director or executive officer, any of our subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.


                                    EXHIBITS

EXHIBIT
NUMBER

4.1* Fourth Amended and Restated Certificate of Incorporation of the Company.

4.2*              Amended and Restated Bylaws of the Company.

5.1               Opinion of Cooley Godward LLP.

23.1              Consent of PricewaterhouseCoopers LLP, Independent
                  Accountants.

23.2              Consent of Cooley Godward LLP. Reference is made to Exhibit
                  5.1.

24.1              Power of Attorney is contained on the signature pages.

99.1*             1996 Stock Option Plan.

99.2*             1999 Equity Incentive Plan.

99.3*             1999 Employee Stock Purchase Plan.

-------------

* Documents incorporated by reference from the Company's Registration Statement on Form S-1, as amended (333-92873).


                                  UNDERTAKINGS

1.       The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


                                       3.

         PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
         Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                       4.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on May 2, 2000.

                                            IMPROVENET, INC.



                                            By     /s/ Ronald B. Cooper
                                              ----------------------------------
                                                   Ronald B. Cooper
                                            Title: Chief Executive Officer and
                                                   President


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald B. Cooper and Richard G. Reece, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                         TITLE                                       DATE

      /s/ Ronald B. Cooper                        Chief Executive Officer and                  May 2, 2000
 ------------------------------------             President (Principal Executive
      Ronald B. Cooper                            Officer)

      /s/ Richard G. Reece                        Senior Vice President, Chief                 May 2, 2000
 ------------------------------------             Financial Officer, Secretary
      Richard G. Reece                            (Principal Financial and
                                                  Accounting Officer)
      /s/ Robert L. Stevens                       Chairman of the Board of Directors           May 2, 2000
 ------------------------------------
      Robert L. Stevens

      /s/ Andrew Anker                            Director                                     May 2, 2000
 ------------------------------------
      Andrew Anker

                                                  Director                                         , 2000
 ------------------------------------
      Domenico Cecere

      /s/ Stuart Gannes                           Director                                     May 2, 2000
 ------------------------------------
      Stuart Gannes


                                       5.

      /s/ Brian Graff                             Director                                     May 2, 2000
 ------------------------------------
      Brian Graff

      /s/ Garrett Gruener                         Director                                     May 2, 2000
 ------------------------------------
      Garrett Gruener

                                                  Director                                         , 2000
 ------------------------------------
      Alex Knight


                                       6.

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION

4.1* Fourth Amended and Restated Certificate of Incorporation of the Company.

4.2*              Amended and Restated Bylaws of the Company.

5.1               Opinion of Cooley Godward LLP.

23.1              Consent of PricewaterhouseCoopers LLP, Independent
                  Accountants.

23.2              Consent of Cooley Godward LLP. Reference is made to Exhibit
                  5.1.

24.1              Power of Attorney is contained on the signature pages.

99.1*             1996 Stock Option Plan.

99.2*             1999 Equity Incentive Plan.

99.3*             1999 Employee Stock Purchase Plan.

-------------

* Documents incorporated by reference from the Company's Registration Statement on Form S-1, as amended (333-92873).


                                       7.